                                                                      EXHIBIT 10




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated March 7, 2002, with respect to the financial statements of the WM Strategic Asset Manager Divisions of American General Life Insurance Company Separate Account D, and of our report dated February 1, 2002, with respect to the financial statements of American General Life Insurance Company included in this Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, Nos. 333-25549 and 811-02441) of American General Life Insurance Company Separate Account D.

                                               ERNST & YOUNG LLP




Houston, Texas
April 23, 2002